Exhibit 10.11

Dated 21 July 2022
HOUATORRIS FINANCE LIMITED
as Existing Borrower
ROYAL CARIBBEAN CRUISES LTD.
as New Borrower
CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent
CITICORP TRUSTEE COMPANY LIMITED
as Security Trustee
CITIBANK N.A., LONDON BRANCH
as Global Coordinator
HSBC CONTINENTAL EUROPE
as French Coordinating Bank
SMBC BANK INTERNATIONAL PLC
as ECA Agent
CITIBANK N.A., LONDON BRANCH, BANCO SANTANDER S.A., PARIS BRANCH, BNP PARIBAS, HSBC CONTINENTAL EUROPE , SOCIETE GENERALE
and
SMBC BANK INTERNATIONAL PLC
as Mandated Lead Arrangers
and
THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Lenders

Amendment Agreement in connection with the Credit Agreement in respect of Hull No. M34 at Chantiers de l’Atlantique S.A.
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Contents
Clause    Page

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THIS AMENDMENT AGREEMENT (this Amendment) is dated 21 July 2022 and made BETWEEN:

(1)	HOUATORRIS FINANCE LIMITED as transferor (the Existing Borrower);

(2)	ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);

(3)	CITIBANK EUROPE PLC, UK BRANCH as facility agent for the other Finance Parties (the Facility Agent);

(4)	CITICORP TRUSTEE COMPANY LIMITED as security trustee for the other Finance Parties (the Security Trustee);

(5)	CITIBANK N.A. LONDON BRANCH as global coordinator (the Global Coordinator);

(6)	HSBC CONTINENTAL EUROPE (previously known as HSBC France) as French coordinating bank (the French Coordinating Bank);

(7)	SMBC BANK INTERNATIONAL PLC (previously known as Sumitomo Mitsui Banking Corporation Europe limited, Paris Branch) as ECA agent (the ECA Agent);

(8)
CITIBANK N.A., LONDON BRANCH, HSBC CONTINENTAL EUROPE (previously known as HSBC France), BANCO SANTANDER S.A., PARIS BRANCH, BNP PARIBAS, SOCIÉTÉ GÉNÉRALE and SMBC BANK INTERNATIONAL PLC as Mandated Lead Arrangers; and

(9)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders.

WHEREAS:
(A)    Reference is made to the facility agreement dated 24 July 2017 (as supplemented, amended and restated from time to time, the Facility Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders, (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee (6) the Global Coordinator as global coordinator, (7) the French Coordinating Bank as French coordinating bank and (8) the ECA Agent as ECA agent, pursuant to which the Lenders have agreed to make available a loan of up to €630,622,480 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.
(B)    This Amendment is supplemental to the novation agreement dated 24 July 2017 (as supplemented, amended and restated from time to time, the Novation Agreement) in respect of the financing of the acquisition of the Vessel pursuant to the Facility Agreement and made between, amongst others, (1) the Existing Borrower as the existing borrower, (2) the New Borrower as the new borrower, (3) the banks and financial institutions named therein as original lenders, (4) the Mandated Lead Arrangers as mandated lead arrangers, (5) the Facility Agent as facility agent, (6) the Security Trustee as security trustee, (7) the Global Coordinator as global coordinator, (8) the French Coordinating Bank as French coordinating bank and (9) SMBC Bank International plc as ECA agent.
(C)    The New Borrower has requested, pursuant to a consent request letter dated 24 May 2022, that the form of Novated Credit Agreement scheduled to the Novation Agreement (as such Novated Credit Agreement has previously been amended and/or amended and restated from time to time) be amended on the basis set out in this Amendment to reflect certain further amendments to the financial covenants set out in Section 7.2.4 of the form of Novated Credit Agreement.
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(D)    In connection with the arrangements referred to in Recital (C) above, the Parties wish to amend the form of Novated Credit Agreement scheduled to the Novation Agreement on the basis set out in this Amendment.
NOW IT IS AGREED as follows:
1    Interpretation and definitions
1.1    Definitions in the Facility Agreement and the Novation Agreement
(a)    Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Novation Agreement or the Facility Agreement shall have the same meanings when used in this Amendment (including in the recitals).
(b)    The principles of construction set out in clause 1.3 of the Novation Agreement shall have effect as if set out in this Amendment.
1.2    Definitions
In this Amendment:
Amendment Effective Date means the date specified as such in the certificate signed by the
Facility Agent in accordance with clause 3.2.
ECA Financing has the meaning given to it in the form of Novated Credit Agreement.
Fee Letter means any letter between any Finance Party and the New Borrower setting out the fees payable in connection with this Amendment.
Party means each of the parties to this Amendment.
Previous Amendment Agreement means the amendment agreement to the Novation Agreement dated 22 December 2021 entered into between, amongst others, the Borrower, the New Borrower and the Finance Parties, pursuant to which the form of Novated Credit Agreement scheduled to the Novation Agreement was amended on the basis set out therein.
1.3    Third party rights
Other than BpiFAE in respect of the rights of BpiFAE under the Finance Document and the Loan Documents, unless expressly provided to the contrary in a Finance Document or a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.
1.4    Designation
Each of the Parties designates this Amendment as a Loan Document for the purposes of the replacement Novated Credit Agreement and a Finance Document for the purposes of the Facility Agreement.
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1.5    Security Trustee
Each of the parties acknowledges that the Security Trustee is entering into this Amendment on the irrevocable and unconditional instructions of the Facility Agent and the Security Trustee shall have all of the rights, powers and protections conferred on it under the Finance Documents hereunder.
2    Amendment of the Novation Agreement and the form of Novated Credit Agreement
In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 3, the form of the Novated Credit Agreement set out in Schedule 3 of the Novation Agreement shall, with effect from the Amendment Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 3.
3    Conditions of effectiveness
3.1    The agreement of the Parties referred to in clause 2 shall be subject to each of the following conditions being satisfied to the reasonable satisfaction of the Facility Agent:
(a)    the Facility Agent shall have received from the New Borrower:
(i)    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the New Borrower cancelling or amending such prior certificate; and
(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the New Borrower;
(b)    the Facility Agent shall have received from the Existing Borrower:
(i)    a certificate from an authorised officer of the Existing Borrower, confirming that there have been no changes or amendments to its constitutional documents, certified copies of which were previously delivered to the Facility Agent pursuant to the Facility Agreement, or attaching revised versions in case of any changes or amendments; and
(ii)    a copy, certified by an authorised officer of the Existing Borrower, of (A) resolutions of its board of directors approving the transactions contemplated by this Amendment and authorising a person or persons to execute this Amendment and any notices or other documents to be given pursuant hereto and (B) any power of attorney issued pursuant to such resolutions (which shall be certified as being in full force and effect and not revoked or withdrawn);
(c)    the Facility Agent shall have received a duly executed copy of each Fee Letter;

(d)    the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the New Borrower pursuant to clause 6 below, and all other documented fees and expenses that the New Borrower has otherwise agreed in writing to pay to the Facility Agent, have been paid or will be paid promptly upon being demanded;

(e)    the ECA Agent and the Facility Agent shall have received evidence satisfactory to the ECA Agent and the Facility Agent (acting on the instructions of the Lenders) that BpiFAE has approved the arrangements referred to in this Amendment;
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(f)    the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by each Lender) from:
(i)    Watson Farley & Williams LLP, counsel to the New Borrower, as to matters of Liberian law (and being issued in substantially the same form as the corresponding Liberian legal opinion issued in respect of the Previous Amendment Agreement); and
(ii)    Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law (and being issued in substantially the same form as the corresponding English legal opinion issued in respect of the Previous Amendment Agreement), or, where applicable, a written approval in principle (which can be given by email) by any of the above counsel of the arrangements contemplated by this Amendment and a confirmation that a formal opinion will follow promptly after the Amendment Effective Date;
(g)    the representations and warranties set out in clause 4 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;
(h)    no Event of Default shall have occurred and be continuing or would result from the amendment of the Novation Agreement pursuant to this Amendment;
(i)    the Existing Borrower and the New Borrower shall, as required pursuant to clause 5, have each provided a letter to the Facility Agent which confirms that the relevant process agent has accepted its appointment as process agent in respect of this Amendment;
(j)    the Facility Agent shall have received from the Existing Borrower and the New Borrower such documentation and information as any Finance Party may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party; and
(k)    the Facility Agent shall have received evidence that, as required pursuant to clause 9.6(c) of the Receivable Purchase Agreement, the Seller has consented to the amendments to the Novation Agreement set out in this Amendment.
3.2    The Facility Agent shall notify the Lenders, the Existing Borrower and the New Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.
4    Representations, Warranties and Undertakings
4.1    The Existing Borrower shall be deemed to repeat the representations and warranties in clause 7.1 of the Facility Agreement on the date of this Amendment and the Amendment Effective Date, in each case, as if made with reference to the facts and circumstances existing on such dates.
4.2    The New Borrower represents and warrants that each of the representations set out in Article VI of the form of the Novated Credit Agreement (other than Section 6.10) set out in Schedule 3 of the Novation Agreement are true and correct as if made at the date of this Amendment and at the Amendment Effective Date, in each case with reference to the facts and circumstances existing on such day, as if references to the Loan Documents include this Amendment and as if the form of Novated Credit Agreement was effective at the time of each such repetition.
4.3    In addition to the representations and warranties referred to in clause 4.2 above, the New Borrower:
(a)    represents and warrants to the Facility Agent and each Lender that if and to the extent any of the New Borrower’s Bank Indebtedness (as defined in the form of Novated Credit Agreement) include a net debt to capitalization ratio commitment and/or minimum stockholders’ equity requirement, such net debt to capitalization ratio commitment and/or minimum stockholders’ equity requirement (and their definitions) are substantially aligned with the Net Debt to Capitalization Ratio and the minimum Stockholders’ Equity requirement (and their definitions) (each as defined in the form of Novated Credit Agreement) ignoring for this purpose, if
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applicable, any differences in their definitions which the New Borrower in good faith considers immaterial in giving this representation and any differences arising from the application of differing governing laws applicable to any such Bank Indebtedness;
(b)    represents and warrants to the Facility Agent and each Lender that the New Borrower is negotiating amendments to each other ECA Financing which shall, upon entry into of the relevant amendment agreement in respect of that ECA Financing, contain amendments that will be consistent with, and on the same substantive terms as, the amendments to be contained in the form of Novated Credit Agreement (as amended by this Amendment); and
(c)    covenants and undertakes with the Facility Agent that, in relation to each amendment agreement to the finance documents in respect of each other ECA Financing containing the amendments referred to in paragraph (b) above, it will liaise with counsel to the facility agent under each such other ECA Financing to sign and lodge counterparts of such amendment agreements on the understanding that they will become effective at or around the same time as the Amendment Effective Date or, if and to the extent that the Facility Agent receives evidence satisfactory to it that BpiFAE has permitted this and provided that all such amendment agreements shall take effect no later than 30 July 2022, promptly after the Amendment Effective Date.
5    Incorporation of Terms
The provisions of clauses 13 (Miscellaneous and notices), 14.2 (Submission to jurisdiction) and 14.3 (Waiver of immunity) of the Novation Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if (a) references to each Party are references to each Party to this Amendment and (b) references to ‘this Agreement’ include this Amendment.
6    Fees, Costs and Expenses
6.1    The New Borrower shall pay to the Facility Agent (for its own account and for the account of the Lenders (as applicable)) and each other relevant Finance Party the fees in the amounts and at the times agreed in the Fee Letters.
6.2    The payment of the above fees shall be made free and clear of any deduction, restriction or withholding and in immediately available freely transferable cleared funds to such account(s) as the Facility Agent shall notify the New Borrower of in advance or, where applicable, in the relevant Fee Letter.
6.3    The New Borrower agrees to pay on demand, on an after-tax basis, all reasonable out-of-pocket costs and expenses in connection with:
(a)    the preparation, execution and delivery of; and
(b)    the administration, modification and amendment of,
this Amendment and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders and the Facility Agent and the Security Trustee.
7    Counterparts
This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal
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data of the signers for contract performance and their legitimate interests including contract management.
8    Governing Law
This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.
The Parties have executed this Amendment the day and year first before written.

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Schedule 1
Lenders

Banco Santander, S.A, Paris Branch
BNP Paribas Citibank N.A., London Branch
HSBC Continental Europe
Société Générale
SMBC Bank International plc
SFIL

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Schedule 2
Form of Amendment Effective Date confirmation – Hull M34
To:    Royal Caribbean Cruises Ltd.

Hull No. M34 Amendment Agreement dated [●] 2022 (the Amendment Agreement)
We, CITIBANK EUROPE PLC, UK BRANCH, refer to the Amendment Agreement and confirm that all conditions precedent referred to in clause 3.1 of the Amendment Agreement have been satisfied and, accordingly, the “Amendment Effective Date” for the purposes of the Amendment Agreement is [●] 2022.

Facility Agent
Signed by ………………………………………………………………..
For and on behalf of CITIBANK EUROPE PLC, UK BRANCH

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Schedule 3
Amendments to the Form of Novated Credit Agreement
It is acknowledged and agreed that, with effect from the Amendment Effective Date, the form of Novated Credit Agreement scheduled to the Novation Agreement shall be amended as follows:
1    the following new definitions shall be inserted into Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) in alphabetical order to read:
““2.875% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the said 2.875% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.”
““2.875% Convertible Notes Indenture” means that certain Indenture, dated as of October 16, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.”
““2.875% Maturity Date” has the meaning given to the term Maturity Date in the 2.875% Convertible Notes Indentures (and being, as at the date of this Agreement, November 15, 2023).”
““4.25% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the said 4.25% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.”
““4.25% Convertible Notes Indenture” means that certain Indenture, dated as of June 9, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.”
““4.25% Maturity Date” has the meaning given to the term Maturity Date in the 4.25% Convertible Notes Indenture (and being, as at the date of this Agreement, June 15, 2023).”
2    the current definitions of “2023 Converted Debt”, “2023 Convertible Notes Indenture” and “2023 Maturity Date” in Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) shall be deleted in their entirety
3    the definition of "Stockholders' Equity" in Section 1.1 (Defined Terms) of Article 1 (Definitions and accounting terms) shall be deleted in its entirety and replaced as follows to read:
““Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP and which shall, for the purposes of determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenant contained in Section 7.2.4 ~~c~~.:
1)    for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), also include the ~~2023~~ 4.25% Converted Debt in the amount of $1,150,000,000 as reduced by (i) the value of the ~~2023~~ 4.25% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the ~~2023~~ 4.25% Convertible Notes Indenture and (ii) the value of any new
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equity the Borrower issues in order to settle in equity that ~~2023~~ 4.25% Converted Debt obligation;
2)    for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), also include the 2.875% Converted Debt in the amount of $575,000,000 as reduced by (i) the value of the 2.875% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 2.875% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 2.875% Converted Debt obligation; and

3)    ~~for the avoidance of doubt, when calculating the Stockholders’ Equity for the purposes of determining the Borrower’s compliance with the financial covenant in Section 7.2.4.,c. A.~~ for all periods starting after ~~December 31, 2022~~ September 30, 2022, ~~any outstanding 2023~~ the outstanding amount of the 4.25% Converted Debt and 2.875% Converted Debt (as applicable) will be accounted for as equity ~~at any time until the 2023 Maturity Date~~ (and, in the case of the 4.25% Converted Debt for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), in accordance with calculations set out in paragraph 1) above and, in the case of the 2.875% Converted Debt for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), in accordance with calculations set out in paragraph 2))~~;~~ and accordingly shall be added to Stockholders’ Equity; provided that, on and after (x) ~~from~~ the ~~2023~~ 4.25% Maturity Date, only such part of the 4.25% ~~2023~~ Converted Debt as has actually been converted into equity securities ~~by~~ and (y) the ~~2023~~ 2.875 % Maturity Date, ~~shall be included in determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenant contained in Section 7.2.4.c~~ only such part of the 2.875% Converted Debt as has actually been converted into equity securities, shall, in each case, be added to Stockholders’ Equity.
provided that:
a)     any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity;
b)     any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;
c)     any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders’ Equity; provided that the aggregate amount of such write-offs added back to Stockholders’ Equity pursuant to this clause (c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;
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d)     any non-cash write-off to such part of the Borrower’s goodwill as existed on the Borrower’s balance sheet as of December 31, 2020 (namely $809,480,000) in respect of the Fiscal Years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity; ~~and~~
e)     the impact, as determined in accordance with GAAP, on the computation of Stockholders’ Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Debt Incurrence in respect of the Fiscal Quarters commencing on and from March 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders’ Equity; and
f)    “net loss attributable to Royal Caribbean Cruises Ltd.” (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b), clause (c), ~~or~~ clause (d) or clause (e) above), determined in accordance with GAAP as shown in the Borrower’s consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ending December 31, 2021 and December 31, 2022 shall be added back to Stockholders’ Equity; provided that the aggregate amount added back to Stockholders’ Equity pursuant to clause (c) above and this clause ~~(e)~~(f) shall not exceed $4,500,000,000, and provided further that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing:
(i)     if, by no later than the date (the “Add Back End Date”) falling 30 days after the end of the Fiscal Quarter ending June 30, 2025, BpiFAE has issued its written consent (the “Add Back Transition Consent”) to the arrangements set out below, the aggregate amount of the add backs made pursuant to paragraphs (b) to ~~(e)~~(f) above shall automatically be reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the four (4) Fiscal Years commencing January 1, 2025 so as to reduce to zero any such add backs by, and in the assessment of, the Fiscal Year ended December 31, 2028; and
(ii)     if BpiFAE has not issued the Add Back Transition Consent by the Add Back End Date, with effect from the Add Back End Date the add backs set out in paragraphs (b) to ~~(e)~~(f) above shall be removed and accordingly the add backs set out in paragraphs (b) to ~~(e)~~(f) above shall be reduced to zero for the purposes of, and in the assessment of, the Fiscal Quarter ending September 30, 2025, and any Fiscal Quarter and Fiscal Year occurring thereafter.
For the avoidance of doubt:
(A)    no item added back to Stockholders’ Equity pursuant to paragraphs (b) to ~~(e)~~(f) above shall be added back pursuant to any other clause, section or paragraph of this Agreement. For the purposes of paragraphs (i) and (ii) above, where BpiFAE issues the Add Back Transition Consent the ECA Agent shall communicate such consent promptly to the other parties to this Agreement; and
(B)    for the purposes of this Agreement, and notwithstanding any amendment, supplement or other modification to the 4.25%
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Convertible Notes Indenture or the 2.875% Convertible Notes Indenture the maximum amount of 4.25% Converted Debt and 2.875% Converted Debt shall, subject to the reductions referred to in paragraphs 1) and 2) above, at no time exceed $1,150,000,000 and $575,000,000 (respectively).”
4    Section 7.2.4. (Financial Condition) of Article VII (Covenants) (but excluding Sections 7.2.4.(A) – (C) inclusive) shall be deleted in its entirety and replaced as follows to read:
"SECTION 7.2.4. Financial Condition. The Borrower will not permit:

a.    Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth in the table below (the “NDCR Table”) opposite such Fiscal Quarter under the below heading “Net Debt to Capitalization Ratio”:

Fiscal Quarter Ending	Net Debt to Capitalization Ratio*
December 31, 2022	0.750 to 1 (for financial reporting purposes only)
March 31, 2023	~~0.725~~ 0.725 to 1
June 30, 2023	~~0.700~~ 0.725 to 1
September 30, 2023	~~0.675~~ 0.700 to 1
December 31, 2023	~~0.650~~ 0.700 to 1
March 31, 2024	0.700 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 202~~4~~5 and thereafter	0.625 to 1

Provided however that unless the Borrower, the Facility Agent and the ECA Agent (acting upon the instructions of BpiFAE) have agreed otherwise in writing, if BpiFAE has issued its written consent (the “NDCR Adjustment Consent”) to the adjustment of the figures in the NDCR Table as set out below, the figures in the NDCR Table shall automatically be adjusted and replaced with effect from the date of the NDCR Adjustment Consent so as to read as follows as set out in the table below (the “Further Revised NDCR Table”):
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Fiscal Quarter Ending	Net Debt to Capitalization Ratio~~*~~
December 31, 2022	0.750 to 1 (for financial reporting purposes only)
March 31, 2023	0.750 to 1
June 30, 2023	0.750 to 1
September 30, 2023	0.750 to 1
December 31, 2023	0.750 to 1
March 31, 2024	0.725 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 202~~4~~5 and thereafter	0.625 to 1

and accordingly with effect from the date of the NDCR Adjustment Consent the Borrower will instead not permit the Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth in the Further Revised NDCR Table. Where BpiFAE issues the NDCR Adjustment Consent the ECA Agent shall communicate such consent promptly to the other parties to this Agreement;
b.     the Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; and

c.    if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade, as given by both Moody's and S&P, Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) ~~$4,150,000,000~~ the applicable Starting Threshold plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

For the purposes of this paragraph c., “Starting Threshold” shall mean, for the Fiscal Quarter:

i.    up to and ending on March 31, 2023, $3,000,000,000;
ii.    ending on June 30, 2023, $3,250,000,000;
iii.    ending on September 30, 2023, $3,500,000,000;
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iv.    ending on December 31, 2023, $3,750,000,000;
v.    ending on March 31, 2024, $4,000,000,000; and
vi.    ending on June 30, 2024 and for each Fiscal Quarter falling after June 30, 2024, $4,150,000,000.
In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended March 31, 2023 or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than March 25, 2023 or, if later, no later than 6 days prior to the end of the last full Fiscal Quarter to end prior to the 4.25% Maturity Date written confirmation of the actual amount of 4.25% Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 4.25% Converted Debt obligation in cash, together with copies of all notices of conversion provided to the noteholders pursuant to section 14.02 of the 4.25% Convertible Notes Indenture.
In connection with the determination of Stockholders’ Equity for the Fiscal Quarter ended September 30, 2023 or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date, the Borrower hereby undertakes that it will act in good faith and will provide to the Facility Agent no later than September 24, 2023 or, if later, no later than 6 days prior to the end of the last full Fiscal Quarter to end prior to the 2.875% Maturity Date written confirmation of the actual amount of 2.875% Converted Debt it has elected to settle (i) in equity, (ii) in cash and (iii) in cash generated from equity issued for the purpose of settling the 2.875% Converted Debt obligation in cash, together with copies of all notices of conversion provided to the noteholders pursuant to section 14.02 of the 2.875% Convertible Notes Indenture.”

UK-#393112612-v2    Page 16

SIGNATORIES
Amendment Agreement in respect of Hull M34

Existing Borrower

SIGNED by for and on behalf of HOUATORRIS FINANCE LIMITED	) ) )	Name: Jacobus Pietersen Title: Director /s/ Jacobus Pietersen
)

New Borrower

SIGNED by for and on behalf of ROYAL CARIBBEAN CRUISES LTD.	) ) )	Name: Konstantina Kyprianidou Title: Attorney-in-fact /s/ Konstantina Kyprianidou
)

Facility Agent

SIGNED by for and on behalf of CITIBANK EUROPE PLC, UK BRANCH	) ) )	Name: Alessandra Torio Scaglia Title: Vice President /s/ Alessandra Torio Scaglia
)

Security Trustee

SIGNED by for and on behalf of CITICORP TRUSTEE COMPANY LIMITED	) ) )	Name: Justin Ng Title: Authorised Attorney /s/ Justin Ng
)

Global Coordinator

SIGNED by for and on behalf of CITIBANK N.A., LONDON BRANCH	) ) )	Name: Javier Espiago Title: Director /s/ Javier Espiago
)

The ECA Agent

SIGNED by for and on behalf of SMBC BANK INTERNATIONAL PLC	) ) )	Name: Hervé Billi and Thierry.Lemaignen Title:Assistant General Manager and Head of Branch /s/ Hervé Billi /s/ T.Lemaignen
)

French Coordinating Bank

[Signature page to EDGE 4 Amendment Agreement]

SIGNED by for and on behalf of HSBC CONTINENTAL EUROPE	) ) )	Name: Francois Duez and Jean Sebastien Chenu Title: Managing Director and Vice President, Export & Asset Finance /s/ FRANCOIS DUEZ /s/ JEAN SEBASTIEN CHENU
)

The Lenders
SIGNED by for and on behalf of CITIBANK N.A., LONDON BRANCH	) ) )	Name: Javier Espiago Title: Director /s/ Javier Espiago
)

SIGNED by for and on behalf of HSBC CONTINENTAL EUROPE	) ) ) )
)

SIGNED by for and on behalf of BNP PARIBAS	) ) ) )	Name: Amel OUARTI and Georges CUREY Title: Director – Export Finance EMEA and Head of Structured Export Finance /s/ Amel OUARTI /s/ Georges CUREY
)

SIGNED by for and on behalf of SMBC BANK INTERNATIONAL PLC	) ) )	Name: Alpa Shah and Masao Yokoyama Title: Title: Managing Director & Co-General Manager, Transportation Department, EMEA and Executive Director /s/ Alpa Shah /s/ Masao Yokoyama
)

SIGNED by for and on behalf of SOCIÉTÉ GÉNÉRALE	) ) )	Valerie MACE Director Export Finance /s/ Valerie MACE
)

SIGNED by for and on behalf of SFIL	) ) )	Pierre-Marie Debreuille and Emilie Boissier Title : Head of Export Credit Division and Direction du Credit Export /s/ Pierre-Marie Debreuille /s/ Emilie Boissier
)

SIGNED by for and on behalf of BANCO SANTANDER S.A., PARIS BRANCH	) ) )	Name: Pierre Roserot de Melin and Caroline Pantaleao Title: Chief Administrative Officer and Head of Middle Office /s/ Pierre Roserot de Melin
	)	/s/ Caroline Pantaleao

[Signature page to EDGE 4 Amendment Agreement]

The Mandated Lead Arrangers

SIGNED by for and on behalf of CITIBANK N.A., LONDON BRANCH	) ) )	Name: Javier Espiago Title: Director /s/ Javier Espiago
)

SIGNED by for and on behalf of HSBC CONTINENTAL EUROPE	) ) )
)

SIGNED by for and on behalf of BANCO SANTANDER S.A., PARIS BRANCH	) ) )	Name: Pierre Roserot de Melin and Caroline Pantaleao Title: Chief Administrative Officer / Head of Middle Office /s/ Pierre Roserot de Melin
	)	/s/ Caroline Pantaleao

SIGNED by for and on behalf of BNP PARIBAS	) ) ) )	Amel OUARTI and Georges CUREY Director – Export Finance EMEA and Head of Structured Export Finance /s/ Amel OUARTI
	)	/s/ Georges CUREY

SIGNED by for and on behalf of SMBC BANK INTERNATIONAL PLC	) ) )	Name: Alpa Shah and Masao Yokoyama Title: Title: Managing Director & Co-General Manager, Transportation Department, EMEA and Executive Director /s/ Alpa Shah /s/ Masao Yokoyama
)

SIGNED by for and on behalf of SOCIÉTÉ GÉNÉRALE	) ) )	Valerie MACE Director Export Finance /s/ Valerie MACE
)

[Signature page to EDGE 4 Amendment Agreement]